SOVEREIGN ONE, INC., McCROME INTERNATIONAL, INC.
AND LOGOS RESOURCES, INC.
NOTICE AND PERMISSION FOR A.D.I.D. CORPORATION
TO ASSIGN OIL AND GAS PROPERTIES TO
AMERICAN RESOURCE MANAGEMENT, INC.

January 7, 2010

This letter is to authorize A.D.I.D Corporation and/or Affiliates to assign all Oil and Gas Leases and Poprerties obtained under our Independent Contractor Agreement dated January 15, 2005, to American Resource Management, Inc. These assignments should be performed within 60 days of this authorization.

Agreed by all parties hereto:

/s/ Mark E Holbrook	/s/ Marshall E Holbrook
Mark E Holbrook, President	Marshall E Holbrook, President
Sovereign One, Inc.	A.D.I.D. Corporation, Inc.

/s/ Cora J Holbrook
Cora J Holbrook, President
McCrome International, Inc.

/s/ Marshall E Holbrook
Marshall E Holbrook, President
Logos Resources, Inc.